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                          Hyperion Software Corporation

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                     Exhibit (11) - Statement Re: Computation of Earnings Per Share (Unaudited)
                                      (in thousands, except per share amounts)
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                                                     THREE MONTHS ENDED               NINE MONTHS ENDED
                                                          MARCH 31,                        MARCH 31,
                                                    1997             1996            1997             1996
                                                  ------------------------         ------------------------
   PRIMARY
      Weighted average number of common
        shares outstanding                         17,496           16,780          17,265           16,513
      Weighted average number of common
        equivalent shares outstanding               1,273            1,162           1,099            1,408
                                                  ------------------------         ------------------------
                                                   18,769           17,942          18,364           17,921
                                                  ========================         ========================

      Net income                                  $ 1,315          $   369         $ 5,992          $ 4,106
                                                  ========================         ========================

      Per share amount                            $   .07          $.   02         $   .33          $   .23
                                                  ========================         ========================

   FULLY DILUTED
      Weighted average number of common
        shares outstanding                         17,496           16,780          17,265           16,513
      Weighted average number of common
        equivalent shares outstanding               1,273            1,203           1,199            1,444
                                                  ------------------------         ------------------------
                                                   18,769           17,983          18,464           17,957
                                                  ========================         ========================

      Net income                                  $ 1,315          $   369         $ 5,992          $ 4,106
                                                  ========================         ========================

      Per share amount                            $   .07          $   .02         $   .32          $   .23
                                                  ========================         ========================
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